                              REAL ESTATE CONTRACT

     This Contract is entered into by and between Elecsys Corporation,  a Kansas corporation  ("Buyer"),  and Rose  Construction  Company,  a Kansas  corporation
("Seller")  effective as of the "Effective Date," which is hereby defined as the last date upon which both Buyer and Seller have executed this Contract.

     1.   Purchase and Sale.  Seller  hereby agrees to sell and convey and Buyer agrees to purchase the real property  comprised of approximately 5 acres of land legally described on Exhibit A attached hereto and incorporated  herein, and all improvements to be constructed thereon consisting  primarily of an approximately
60,100 sq. foot single story  building made  primarily of pre-cast  concrete and glass  (the  "Building")  (the  Building  and  all  appurtenant  parking  areas, infrastructure and other improvements are hereinafter  collectively  referred to
as  the  "Improvements"),   together  with  all  and  singular  the  rights  and
appurtenances  pertaining to the property,  and all right, title and interest of
Seller  in  and  to  parking,  adjacent  streets,  easements,  gaps  and  gores, appurtenances and rights of way relating to such real estate (collectively,  the
"Property").

     2.   Purchase Price.  Subject to Sections 5(e),  5(g), and 8(e) below,  the
Purchase  Price for the Property  shall be (a) Four Million Three Hundred Eighty
Six  Thousand  and  00/100  Dollars  ($4,386,000.00),   and  (b)  the  aggregate
construction interest owed on the Construction Financing for the period prior to the "Target Date"  (defined in Section 5(a) below),  which shall be paid in cash or by wire transfer at "Closing" (defined in Section 9 below).

     3.   Entry on Property.  Buyer, its agents, employees, and representatives, are hereby granted the right to immediately enter upon all or any portion of the
Property  for the  purpose of making any  structural,  mechanical,  engineering, geological,  ecological,  environmental,  soil, surveying, or other inspections, tests, or work as Buyer,  in its discretion,  may deem necessary or appropriate.
Buyer  shall  give  advance  written  notice to  Seller  prior to  entering  the
Property.   Buyer  agrees  to  indemnify  and  hold  Seller  harmless  from  all liabilities,  damages and claims arising out of injury to persons or property as a result of Buyer's  inspections  and entry onto the  Property  pursuant to this
Section 3.

     4.   Seller's  Deliveries.  Seller shall within ten (10) days from the date this  Contract  is  executed by Buyer,  at  Seller's  expense,  deliver to Buyer legible,  accurate and complete  copies of any and all documents and  agreements relating to the Property which are in Seller's possession or control, including, without  limitation,  the following  (together,  the "Seller's  Deliveries"):  a current  standard  form  ALTA  Owner's  Title  Commitment  ("Title  Commitment")
covering the Property and issued by Kansas  Title,  as agent for First  American
Title  Insurance  Company  (the  "Title  Company"),  along  with  copies  of all documents  referred to as exceptions  therein; a current ALTA/ASCM survey of the
Property  (the  "Survey");  any  existing  environmental  study or  report;  any existing soil reports; and building permits.

     5.   Construction; Construction Financing.

          (a)  Seller  shall  construct  the  Improvements  at  its  expense  in accordance  with the  "Approved  Plans and  Specifications"  attached  hereto as
Exhibit B and  incorporated  herein,

any "Approved Change Orders" (defined in Section 5(e) below),  and all governing laws and codes. Without limiting the foregoing,  Seller shall be responsible for any and all impact or tap-in fees, municipal charges and assessments, and permit fees relating to the construction or occupancy of the Improvements. Seller shall use only  contractors  and  subcontractors  approved  in writing by Buyer,  such approval not to be unreasonably withheld. Seller shall use reasonable efforts to complete such construction on or before August 21, 2006 (the "Target Date").

          (b)  This section intentionally deleted.

          (c)  Seller  shall  keep  Buyer  apprised  of the  ongoing  status  of construction,  and  shall  promptly  furnish  to Buyer  copies  of all  material documents  relating  to  the  Property  and  construction  of  the  Improvements generated or obtained by or for Seller. Upon completion of construction,  Seller
shall   deliver   to   Buyer   the   following   items   (together,    "Seller's
Post-Construction  Deliveries"):  architectural  reports and reviews (including, without limitation,  an AIA certificate from Seller's architect  certifying that the Improvements  were  constructed in substantial  accordance with the Approved
Plans and  Specifications,  as modified by any Approved Change Orders,  and laws and codes;  an updated "as built"  survey;  unconditional  lien waivers from all contractors,  subcontractors,  and suppliers of materials,  "as-built" plans and
specifications,   any  engineering   reports,   and  a  temporary  or  permanent
certificate of occupancy.

          (d) Buyer and Seller and their respective agents and consultants shall conduct a walk through of the Improvements on or before  substantial  completion thereof,  and Buyer shall submit a list of any incomplete items to Seller within ten (10) days of the date thereof.  Seller shall  promptly cure such  punch-list items.

          (e) If on one or more occasions  following execution of this Contract,
Buyer requests that Seller deviate from the Approved Plans and Specifications (a
"Requested  Change Order"),  Seller shall incorporate the Requested Change Order into the  Improvements,  and,  subject to the terms of this  Section  5(e),  the
Purchase Price at Closing shall be increased by the cost of the Requested Change
Order.  If any Requested  Change Order  individually  or in the aggregate  would cause an increase in the cost of  construction of more than  $10,000.00,  Seller shall notify Buyer in writing  within five (5) business  days of the request for the Requested  Change Order of the cost of the Requested  Change Order and Buyer has three (3) business  days to elect to withdraw  such  request.  Any Requested
Change Order  proposed by Buyer and not withdrawn by Buyer shall be an "Approved
Change  Order".  If  Seller  fails  to  timely  notify  Buyer of the cost of any
Requested  Change  Order as required  herein,  the  Purchase  Price shall not be increased to reflect such cost.

          (f)  Seller  shall  and  hereby  does  warrant  the good and  complete performance of its construction  obligations hereunder,  and shall indemnify and hold Buyer  harmless  from and against  all costs,  expenses,  claims,  damages, demands and liabilities  relating to the Property which accrue or arise prior to the Closing Date, or accrue or arise at any time arising out of Seller's failure to perform (or cause to be performed) Seller's  construction  obligations as set forth herein.  Without  limiting the foregoing,  Seller shall cure all labor and material defects in the Improvements of which Seller has written notice prior to one year after the Closing Date.  Nothing set forth herein shall limit any claim against  Seller  arising  from the  negligent  performance  of its  construction obligations.

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          (g) Seller shall obtain and be solely  responsible  for any  financing required to construct the Improvements (the "Construction Financing"); provided, however, Buyer(s) agrees to guarantee that portion of the Construction Financing that does not exceed the  Purchase  Price so long as (i) Buyer has  approved  in writing in advance the amount  financed,  interest  rate, and other terms of the
Construction Financing, and Seller accepts or agrees to no modifications thereof without Buyer's prior written consent;  (ii) any amount Buyer is required to pay under said  guaranty  shall (A)  constitute  a debt from Seller to Buyer in such amount,  which contingent debt and the Seller's  obligations under this Contract shall be secured by a mortgage in favor of Buyer in the form attached  hereto as
Exhibit C (the  "Mortgage")  to be recorded  against the Property  (all costs of such  recording  shall be borne by Seller)  on the  Effective  Date,  and (B) at
Closing,  in lieu of the foregoing  debt  described in (A), cause a reduction in the  Purchase  Price at  Closing;  and (iii) the  guaranty  shall be released at
Closing.  Buyer and  Seller  acknowledge  and agree that the  Mortgage  shall be junior to any mortgage securing the Construction Financing, but to no other lien or security instrument.

          (h) All obligations of this Section 5 shall survive Closing.

     6.   Title Insurance.  Buyer shall deliver to Seller its written objections to any matters shown or indicated in the Title Commitment,  exception documents, or the  Survey,  within  thirty  (30) days after  receipt of all of said  items.
Seller  shall have until  Closing to remove all such  defects or  objections  to
Buyer's reasonable satisfaction. In the event Seller is unable to cure or remove such objections to Buyer's reasonable satisfaction prior to or at Closing, Buyer may, at its option, terminate this Contract, waive its objections and proceed to
Closing,  or delay Closing until Seller has cured such objections.  Effective as of the date and time of recording of the Deed (as defined below), there shall be issued to Buyer by the Title  Company,  an ALTA Owner's Title  Insurance  Policy
(the "Title Policy") in the amount of the Purchase Price. The Title Policy shall insure good and  marketable  fee simple title to the Property in favor of Buyer.
The Title  Policy  shall  contain as  exceptions  to title  only  those  matters approved or waived by Buyer ("Permitted Exceptions"). The Title Policy shall not have any  exceptions  for  mechanics or material  liens,  survey  matters or the
Construction  Financing.  The costs and expenses of the Title Commitment,  Title
Policy, and the surveys shall be borne by Seller.

     7.   Conditions  Precedent.  In  addition to  Seller's  performance  of its obligations  under this  Contract,  including  the delivery of all  documents at
Closing,  Buyer's  obligation  to  purchase  the  Property is subject to Buyer's satisfaction  in  its  sole  discretion  with  the  Property  in  all  respects, including,  without  limitation,  the physical  condition of the  Property,  the
Seller's  Deliveries,  the  economic  viability of the  Property,  and any other matters  pertaining  to the  Property  within  forty-five  (45)  days  after the
Effective Date (the "Due Diligence Period"). If Buyer deems this condition to be unsatisfied, Buyer may, at its option, terminate this Contract by written notice to Seller  given at any time at or before  5:00 p.m.  on the last day of the Due
Diligence  Period.  Buyer  acknowledges that Seller is not obligated to commence construction until the Due Diligence Period has elapsed, or Buyer has waived its rights to terminate the Contract  pursuant to this Section.  If Buyer terminates the  Contract in  accordance  with the terms of this  Section 7, Buyer agrees to reimburse Seller within twenty (20) days of Seller's demand any and all expenses approved  by  Buyer in  writing  in  connection  with  the  construction  of the
Improvements.

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     8.   Additional  Conditions  Precedent.   In  addition  to  the  conditions
precedent  set forth in Section 7 above,  Buyer's  obligation  to  purchase  the
Property and pay the Purchase Price is expressly  conditioned upon the following conditions precedent being in effect or complied with on the Closing Date:

          (a) The  Improvements  shall be  completed  in a good and  workmanlike manner, lien free, in good condition,  and in accordance with the Approved Plans and  Specifications,  any Approved  Change Orders,  and all applicable  laws and codes.

          (b) No title defects or encumbrances objectionable to Buyer shall have arisen  after the date of delivery  of the Title  Commitment  to Buyer,  and the title  exceptions  relating to Seller's  acquisition or construction  financing, survey matters, and mechanics and material liens shall be deleted from the Title
Policy.

          (c)  Seller   shall   have   delivered   to  Buyer  all  of   Seller's
Post-Construction  Deliveries  required  by  Section  4 to  be  delivered  after completion of  construction,  and such items shall be acceptable to Buyer in its reasonable discretion.

          (d) Buyer  shall  have  obtained  prior to  Seller's  commencement  of construction Buyer's permanent financing for the acquisition described herein on terms satisfactory to Buyer in its sole discretion (Buyer hereby agreeing to use reasonable efforts to obtain  financing).  Buyer acknowledges that Seller is not obligated  to  commence  construction  until  Buyer  has  waived  its  rights to terminate the Contract pursuant to this Section.

          (e) Buyer shall have closed on the sale of its existing  real property located at 15301 W. 109th  Street,  Lenexa KS 66219  (the  "Current  Facility").
Buyer agrees to place the Current  Facility on the market and to forward  copies of any offers it receives  to Seller.  Buyer may accept or reject such offers as
Buyer  determines in its sole  discretion;  provided,  however,  if Buyer's sole reason for rejecting such offer is based on an insufficient  sale price,  Seller may  notify  Buyer  that it will pay  Seller at the  closing  of the sale of the
Current Facility the deficiency  between $1,760,000 and the net sale proceeds to be  received by Buyer upon such sale,  in which  event  Buyer shall  accept such offer,  execute a sale  contract  on such terms and proceed to close the sale of the Current Facility, and Seller shall be obligated to furnish the amount of the deficiency  at such  closing.  If Buyer has not closed  its sale of the  Current
Facility with a third party buyer on or before the Closing Date, Buyer may elect in its sole  discretion  to cause  Seller to  purchase  at Closing  the  Current
Facility for  $1,760,000.00.  In the event of such  election,  marketable  title shall be conveyed by special  warranty  deed,  subject to all matters of record, and on an "AS IS" basis.  Buyer  shall pay for  Seller's  title  policy  (except
Seller  shall pay for any  endorsements).  Seller shall be  responsible  for any costs associated with its financing,  and all other closing costs shall be borne by the party that customarily pays such costs in Johnson County,  Kansas. In the event Seller is unable to obtain  financing  for such  acquisition  or otherwise close on the acquisition of the Current  Facility,  Buyer may offset  $1,760,000 against the Purchase Price,  in addition to pursuing any other remedy  available at law or equity.  In the event  Seller  closes on the  purchase  of the Current
Facility,  Buyer shall deliver  possession of the Current  Facility to Seller in its current  condition,  reasonable  wear and tear  excepted,  with all personal property  removed;  provided,  however,  that in the  event  of a fire or  other casualty,  Buyer  shall  reasonably  remove the  debris  and convey the  Current
Facility in its "as-is"  condition,  and

                                       4

assign the rights to Buyer's insurance proceeds to Seller at the closing.  Buyer agrees to maintain  commercially  reasonable  all-risk  insurance on the Current
Facility until the closing of the sale to Seller, if applicable.

     9.   Closing.  This  Contract  shall  close (the  "Closing")  ten (10) days following satisfaction of the conditions precedent set forth in Sections 7 and 8 above,  or such  earlier  date as may be agreed  upon by the  parties  ("Closing
Date");  provided,  however,  Buyer may extend the Closing Date for up to ninety
(90) days to  accommodate  Buyer's  permanent  financing  and/or a Section  1031 tax-deferred  exchange.  The Closing shall occur in escrow at the Title Company.
If one or more of the conditions  precedent set forth in Section 8 have not been satisfied  by October 31, 2006,  Buyer may at its election  either (i) waive the outstanding  condition  precedents and close,  (ii) terminate this Contract,  in which case all obligations set forth herein shall be null and void,  (iii) close and escrow the amount of proceeds reasonably  determined by Buyer to pay for the outstanding  items  required to  complete  the  Improvements  plus a 20% overage contingency,  which  escrowed  funds  shall be  released  to  Seller  only  upon completion of the outstanding  items.  Nothing set forth in this Section 9 shall limit  Buyer's  remedies  in the event of a default by Seller.  Seller and Buyer shall  equally  share all escrow fees and closing costs but Buyer shall be fully responsible  for all  fees and  expenses  in  connection  with  its  lender  and recording the deed.  Each party shall be  responsible  for and shall pay for its own legal fees.

     At Closing:

          (a) Seller shall deliver to Buyer the following:

               (i) A Special  Warranty  Deed (the "Deed") in form  acceptable to
Buyer and Seller, duly executed and acknowledged by Seller, conveying fee simple title to Buyer free and clear of any lien,  encumbrance or exception  other than the Permitted Exceptions.

               (ii) A Bill of Sale and  Assignment  in form  acceptable to Buyer and Seller,  duly executed and  acknowledged  by Seller,  conveying to Buyer all permits,  agreements and warranties and all of Seller's interest in any personal property.

               (iii) The Title Policy.

               (iv) Possession of the Property.

               (v)  Lien  Waivers  from  all  contractors,  subcontractors,  and suppliers.

               (vi) The FIRPTA Tax Affidavit.

               (vii) Such other  affidavits  or documents  required by the Title
Company to close this transaction.

               (viii)  Such  other  documents  and funds  required  of Seller to purchase the Current  Facility from Buyer, if required  pursuant to Section 8(e)
above.

          (b) Buyer shall deliver to Seller the following:

                                       5

               (i) The  consideration  required  pursuant to Section 2 above, in cash  or by  Buyer's  certified  or  cashier's  check  in U.S.  funds  available immediately to Seller.

               (ii) Such other  affidavits  or  documents  required by the Title
Company to close this transaction.

               (iii) Such other documents and funds required to sell the Current
Facility to Seller, if required pursuant to Section 8(e) above.

     10.  Prorations and Taxes. General real property taxes, and installments of
current  year  special   assessments  (other  than  those  associated  with  the
construction of the Property,  which shall be borne by Seller) shall be prorated to the Closing, based upon actual days involved. Seller shall be responsible for all of such expenses, taxes, installments of special assessments,  and any other charges and shall  receive all income for any period prior to and  including the date of Closing.  If the assessed value for the year of Closing is not available at Closing,  the parties shall prorate using the prior year's taxes,  and within sixty (60) days of receiving the updated tax bill,  the parties shall  reconcile the tax proration.

     11.  Seller's  Representations  and Warranties.  Seller makes the following representations  and  warranties  to Buyer  which  shall be true,  accurate  and complete as of the date hereof and as of Closing:

          (a) Rose Construction Company is a Kansas corporation in good standing and is duly  qualified  to  transact  business  under  the laws of the  State of
Kansas,  and the person  executing  this  Contract on behalf of said  company is authorized to do so.

          (b) Neither Seller is a foreign  person selling  property as described in the  Foreign  Investment  in Real  Property  Tax Act and agree to  deliver an affidavit  at Closing  reflecting  that Seller is not such a foreign  person and providing Seller's tax identification number ("FIRPTA Tax Affidavit").

          (c) The Improvements  and all components  thereof shall be constructed and completed in a good and workmanlike  manner,  lien-free,  in good condition, and in  accordance  with the  Approved  Plans and  Specifications,  any Approved
Change Orders, and all applicable laws and codes.

          (d) Any and all of  Seller's  Deliveries  delivered  to Buyer shall be true, accurate, and complete in all material respects.

          (e) Seller is a bondable construction company.

          (f) There are no Hazardous Substances on or at the Property,  and (ii)
there are no  underground  storage tanks at the  Property.  For purposes of this paragraph,  Hazardous Substances means (i) any "hazardous substance," "hazardous material,"  "toxic  substance,"  or "solid  waste" as such  terms are  presently defined in  CERCLA,  RCRA and the  Hazardous  Materials  Transportation  Act (49
U.S.C. Section 1801 et seq.); (ii) any material, waste or substance which is (A)
petroleum,  (B) asbestos or asbestos containing  material,  (C) poly-chlorinated biphenyls,  (D) designated as a "hazardous substance" pursuant to Section 311 of the

                                       6

Clean Water Act, 33 U.S.C.  1251 et seq. (33 U.S.C.  1321) or listed pursuant to
Section 307 of the Clean Water Act (33 U.S.C.  1317); (E) flammable  explosives;
or (F) radioactive  materials;  and (iii) any additional substances or materials which  are now  considered  to be  "hazardous  substances"  (including,  without limitation, any asbestos containing materials) under any applicable law, rule or regulation (whether local, state or federal) relating to the Property.

     12.  Notices. All notices,  deliveries or other communications  required or permitted  to be given  hereunder  shall be in writing  and shall be faxed (with electronic  confirmation  of receipt),  hand  delivered by  independent  courier service,  mailed by registered or certified mail,  postage  prepaid,  or sent by overnight delivery service, to the following addresses:

Seller:  Rose Construction Company        Buyer:  Elecsys Corporation
         863 N. Martway                           15301 W. 109th Street
         Olathe, Kansas 66061                     Lenexa KS 66219
         Attn: Christopher Herre                  Attn: Karl Gemperli
         Telephone: (913) 782-0777                Telephone: (913) 647-0158
         Fax: (913) 782-0998                      Fax: (913) 647-0132

With a copy to:

         James Hubbard                            Howard J. Barewin
         Norton, Hubbard, Ruzicka, et al.         Blackwell Sanders Peper Martin
         130 N. Cherry                            4801 Main Street, Suite 1000
         Olathe, Kansas 66051                     Kansas City, Missouri 64112
         Fax #: 913-782-2012                      Fax #: (816) 983-8080

     13.  Brokers.  The parties each  represent and warrant to the other that no real estate  broker,  salesman or finder has been involved in this  transaction, except for Sight Commercial Realty,  which shall be paid by Seller. If any claim for brokerage  fees in connection  with this  transaction is made by any broker, salesman  or finder  claiming  to have dealt  through or on behalf of one of the parties hereto,  such party shall indemnify,  defend and hold harmless the other party hereunder from and against all liabilities,  damages,  claims, costs, fees and expenses whatsoever with respect to said claim for brokerage fees.

     14.  Risk of Loss. All risk of loss shall be borne by Seller until Closing.
Seller  agrees  to give  Buyer  prompt  notice  of any  fire or  other  casualty affecting  the Property  between the date hereof and Closing or of any actual or threatened  taking or  condemnation  of all or any portion of the  Property.  If prior to the Closing there shall occur any such damage,  or actual or threatened taking or condemnation, then in any such event Buyer may at its option terminate this  Contract by written  notice to Seller  within twenty (20) days after Buyer has  received  the notice  referred  to above or at the  Closing,  whichever  is earlier. If Buyer does not so elect to terminate this Contract, then the Closing shall take place as provided  herein  without  abatement of the Purchase  Price, except there shall be (i) a reduction  in the  Purchase  Price equal to Seller's insurance

                                       7

deductible (unless Seller has paid such deductible) and (ii) Seller shall assign to  Buyer  at the  Closing  all of  Seller's  interest  in and to all  insurance proceeds or condemnation award.

     15.  Default and  Remedies.  If Seller  defaults  hereunder,  Buyer may (a)
terminate this Contract by written notice delivered to Seller at or prior to the
Closing,  (b)  pursue an action  for  specific  performance  against  Seller and recover actual damages  suffered by Buyer arising from the delay in performance,
(c) foreclose on the Mortgage;  (d) close on the Property and either postpone or release Seller's obligation to purchase the Current Facility, provided, however, in the event of a release, Seller shall remain liable for the difference between the gross  proceeds  of the sale of the  Current  Facility  to a third party and
$1,760,000;  and/or (e) in addition to one or more of the foregoing,  pursue any remedy  available at law and equity.  If Buyer defaults  hereunder,  Seller,  as
Seller's sole and exclusive remedy for such default, shall be entitled to pursue any  remedy  available  at law or  equity,  including  an  action  for  specific performance  against Buyer. If either Buyer or Seller obtains a judgment against the other party,  attorney's fees incurred by the prevailing  party, as fixed by the court,  shall be included in such  judgment  and paid by the  non-prevailing party.  Notwithstanding the foregoing,  any default occurring hereunder relating to a  post-closing  obligation  shall  entitle the  non-defaulting  party to all remedies available at law and equity.

     16.  Section 1031  Exchange.  Buyer and Seller agree to cooperate  with the other (the  "Exchanging  Party") if the Exchanging Party desires to effectuate a
Section 1031 tax deferred exchange;  provided, however, the non-Exchanging Party shall not be required to bear any expense associated with such exchange.

     17.  Miscellaneous.  This  Contract  shall be  construed  and  governed  in accordance  with  the laws of the  State  of  Kansas.  All the  parties  to this
Contract have participated fully in the negotiation and preparation  hereof; and
accordingly,  this Contract shall not be more strictly construed against any one of the parties  hereto.  In the event any term or provision of this  Contract is determined  by an  appropriate  judicial  authority  to be illegal or  otherwise invalid, such provision shall be construed as such authority determines, and the remainder of this Contract shall be construed to be in full force and effect. In construing this Contract,  the singular shall be held to include the plural, the plural  shall be held to include the  singular,  the use of any gender  shall be held to include every other and all genders, and captions and paragraph headings shall be disregarded. All exhibits attached hereto are incorporated in, and made a part of, this Contract.  In the event any  obligation is  enforceable  against
Seller,  such obligation may be enforceable  jointly and severally  against both parties designated as Seller. This Contract constitutes the entire understanding and agreement between the parties, and there are no understandings,  agreements, representations  or warranties  except as  specifically  set forth herein.  This
Contract  may not be changed,  altered or modified  except by an  instrument  in writing  signed by the party  against  whom  enforcement  such  change  would be sought.  This  Contract  shall be  binding  upon the  parties  hereto  and their respective successors and assigns. Seller shall not assign this Contract without the prior written  consent of Buyer.  Time is of the essence with respect to all obligations of this Contract.  All  obligations  and  representations  hereunder shall  survive the Closing and delivery of the Deed.  In the event Buyer assigns this  Contract to another  party,  Buyer shall  remain  obligated to perform its obligations hereunder.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS  WHEREOF,  THE PARTIES  HAVE  EXECUTED  THIS  CONTRACT AS OF THE
LATEST DATE SHOWN BELOW.  THIS  CONTRACT  MAY BE SIGNED IN MULTIPLE  COUNTERPART
ORIGINALS.

      Seller:  Rose Construction Company     Buyer:  Elecsys Corporation

      By:      _________________________     By:     _________________________
      Name:    _________________________     Name:   _________________________
      Title:   _________________________     Title:  _________________________
      Date     _________________________     Date    _________________________

                                       9

                                    EXHIBIT A

                               (Legal Description)

Lot 11, Kansas City Road Business Park, a subdivision in Olathe, Johnson County,
Kansas.

                               (See attached plat)

                                       10

                                    EXHIBIT B

                       (Approved Plans and Specifications)

                                (To be Attached)

                                       11

                                    EXHIBIT C

                                   (Mortgage)

                                   (Attached)

                                       12

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE MAXIMUM PRINCIPAL
AMOUNT SECURED BY THIS MORTGAGE IS $4,386,000.

                         MORTGAGE AND SECURITY AGREEMENT

         THIS  MORTGAGE  AND  SECURITY  AGREEMENT  ("Mortgage"),  made as of the
______ day of October,  2005, by and among ROSE CONSTRUCTION  COMPANY,  a Kansas corporation  ("Borrower"),  with a mailing  address of 863 N.  Martway,  Olathe,
Kansas 66061,  in favor of ELECSYS  CORPORATION,  a Kansas  corporation,  with a mailing address of 15301 W. 109th Street, Lenexa, Kansas 66219 ("Lender"),

         WITNESSETH:  That

         WHEREAS,  pursuant to that certain "Real Estate  Contract"  dated as of the date hereof  between  Borrower  and Lender (the  "Contract"),  Borrower  has
agreed to construct  certain  improvements (the  "Improvements')  on the land in
Johnson  County,  Kansas,  legally  described on Exhibit A attached  hereto (the
"Premises") and to sell the Land and Improvements to Lender; and

         WHEREAS,  Borrower  has  agreed to secure  and be  responsible  for any financing  necessary  to  construct  the  Improvements  and  perform  its  other obligations under the Contract ("Construction Financing"); and

         WHEREAS,   Lender  has  agreed,  subject  to  certain  limitations  and conditions, to guarantee the Construction Financing; and

         WHEREAS,  Borrower and Lender have agreed, by way of the Contract, that any amount Lender is required to pay under said guaranty shall constitute a debt and obligation from Borrower to Lender in such amount ("Debt"); and

         WHEREAS,  Borrower  and  Lender  have  agreed to secure  the Debt,  the principal amount of which could equal or exceed $4,386,000, with this Mortgage.

          NOW,  THEREFORE,  Borrower,  in  consideration  of the Debt,  Lender's obligations under the Contract, and other legally sufficient consideration,  the receipt  whereof is hereby  acknowledged,  and in order to secure the payment of the  principal,  interest and premium,  if any, on the Debt,  together  with all other sums due hereunder or under any other instrument securing the Debt, and to declare  the terms and  provisions  upon and  subject to which the Debt is to be secured and repaid, has executed and delivered this Mortgage.

                                 GRANTING CLAUSE

               The  Grant.  Borrower  does by  these  presents  grant,  bargain, warrant,  sell,  convey,  assign,  grant a security  interest  in,  mortgage and warrant unto Lender and to its successors and assigns forever:

                    1.   All  of   the   Premises,   and   all   tenements   and
          hereditaments  thereunto appertaining and all after acquired interests of every  kind  and  nature  therein,  together  with  all  buildings, structures, fixtures, appurtenances, and improvements thereon situated or which may  hereafter be erected or placed  thereon,  in whole or in part, including, without limitation, the Improvements,  all remainders and  reversions  in the Premises and all right,  title and interest of
          Borrower in and to all streets,  roads,  boulevards,  avenues or other public thoroughfares in front of and adjoining the Premises, including all  easements,  licenses  and  rights-of-way  thereunto  appurtenant, attached  or  belonging,  and also all right,  title and  interest  of
          Borrower  in and to all  strips  and  gores  of land  adjacent  to the
          Premises; and

                    2.   All  engines  and  machinery,  all  heating,  lighting,
          ventilating,  cooling,  refrigeration,   water  supply  apparatus  and
          fixtures,  all  water  closets,   basins,  pipes,  faucets,   mantels,
          elevators,  escalators,  and snow and dirt removal  equipment  and all other  apparatus,  fixtures,  equipment,  personal  property,  and all replacements  thereof,  now or  hereafter  located  upon  and  used or furnished in connection with the letting or operation of the Premises, which are and shall be deemed to be a portion of the  security for the indebtedness herein mentioned and covered by this Mortgage; and

                    3.   All rents,  royalties,  profits,  revenues,  income and
          other  benefits  of and from the  property  subject or  required to be subject to the lien of this  Mortgage,  and all of the estate,  right, title and  interest of every nature  whatsoever  of Borrower in and to the same and every part and parcel thereof; and

                    4.   All right, title and interest of Borrower in and to the
          following, including the right to receive the same, to-wit:

                         (a) All  proceeds  of  insurance  paid or  payable as a
               result of  damage to or  destruction  of the  property  described above; and

                         (b) Any and all awards or payments,  including interest
               thereon, which may be made with respect to the property described above as a result  of: (i) the  exercise  of the right of eminent domain; (ii) the alteration of the grade of any streets or roads;
               and

               (iii) any other  damage or injury to or  decrease in the value of the property described above,

         in each such instance to the extent of all amounts which may be secured by this Mortgage on the date of receipt of any such insurance proceeds, awards or payments by Lender,  and to the extent of reasonable  counsel fees (to the  extent  now or  hereafter  permitted  by law),  costs and disbursements  incurred by Lender in connection  with the collection of any such insurance proceeds, award or payment;

all of the same being hereinafter collectively called the "Mortgaged Property".

               TO HAVE AND TO HOLD all the  above  granted  Mortgaged  Property, whether now owned or  hereafter  acquired,  unto Lender and its  successors  and assigns.

                                    ARTICLE 1

                        PARTICULAR COVENANTS OF BORROWER

               Borrower covenants and agrees with Lender as follows:

               1.1  Payment of Debt. That Borrower will pay the Debt, if any, in full as herein and in the  Contract  provided  and will perform and keep all the covenants and agreements in this Mortgage and in all other instruments  securing payment of the Debt.

               1.2  Title and Lien. That at the delivery hereof, Borrower is the lawful owner of the Mortgaged  Property  hereinabove  granted and is seised of a good and indefeasible estate of inheritance therein, free and clear of all liens and encumbrances,  that it has full power to subject the same to the lien hereof and that it will warrant and defend the title thereto forever against the claims and demands of all persons whomsoever.

               That the lien  created  by this  Mortgage  shall be junior to any mortgage securing the Construction  Financing,  but to no other lien or security interest on the Mortgaged Property and that it will protect and defend the title and  possession  thereof so that this Mortgage  shall be and remain a valid lien thereon until said debt be fully paid, or if  foreclosure  sale be had hereunder so that the purchaser at the said sale shall acquire good title in fee simple to the Mortgaged Property free and clear of all liens and encumbrances.

               1.3  Further  Assurances.  That Borrower will, at its expense, do all such further acts and execute, acknowledge, deliver and record financing and continuation statements and all such further instruments as Lender shall require to:

                    (a) continue, preserve and maintain this Mortgage as a valid
          and  subsisting   security   interest  upon  the  Mortgaged   Property
          enforceable  in  accordance  with the  terms  and  provisions  of this
          Mortgage;

                    (b) preserve  and  maintain the rights  created by any other instruments securing the payment of the Debt; and

                    (c) preserve and maintain the priority of this  Mortgage and all such other  instruments  securing  the payment of the Debt and the record notice  thereof so that no rights or liens of others shall gain parity with or priority over this  Mortgage and the other  instruments securing the payment of the Debt.

               1.4  Protection  of Mortgaged  Property and Rights.  Lender shall have the right and power to  institute  and  maintain or defend or  intervene in such suits and proceedings as it may reasonably and in good faith deem necessary to:

                    (a) prevent any impairment of the Mortgaged  Property by any acts  which  may be  unlawful  or  constitute  any  violation  of this
          Mortgage;

                    (b)  enforce,  defend,  preserve  or  protect  its  interest
          (including  the  priority  of the lien  created  hereby) in and to the
          Mortgaged Property and the income and other benefits arising therefrom and its rights and remedies under this Mortgage;

                    (c)  restrain  the  enforcement  of or  compliance  with any legislation or other governmental enactment, rule or order that may be unconstitutional  or  otherwise  invalid,  if  the  enforcement  of or compliance  with such  enactment,  rule or order  would  substantially impair the security  hereunder or be substantially  prejudicial to the interest of Lender; and

                    (d) defend,  preserve or protect its interests should Lender become a party to any suit or proceeding by reason of this Mortgage.

All of Lender's  costs and  expenses  (including  attorneys'  fees to the extent permitted by law)  incurred in any such actions  shall be secured  hereby and be paid by Borrower on demand.

               1.5  Damage  to  Mortgaged  Property.  If all or any  part of the
Mortgaged  Property  shall be damaged by fire or other  casualty,  Borrower will promptly  restore the  Mortgaged  Property  to the  equivalent  of its  original condition,  regardless of whether or not there shall be any  insurance  proceeds therefor,  and,  provided no Event of Default  then  exists,  Lender  shall make insurance  proceeds,  if any,  available to Borrower for such restoration.  If a part of the  Mortgaged  Property  shall be taken or physically  damaged  through condemnation,  Borrower will promptly  restore,  repair or alter that portion of
the  Mortgaged   Property   remaining  after  such   condemnation  in  a  manner
satisfactory to Lender,  and,  provided no Event of Default then exists,  Lender shall  make  condemnation  proceeds,  if any,  available  to  Borrower  for such restoration.

               1.6  Maximum  Interest.  No  provision  of  this  Mortgage,   the
Contract or any other instrument  securing the Debt shall require the payment or permit the collection of interest in excess of the maximum  amount  permitted by law. If any excess of interest in such respect is herein,  in the Contract or in such other  instrument  provided for, or shall be  adjudicated to be so provided for herein,  in the Contract or in such other  instrument,  neither Borrower nor its successors in title

shall be  obligated  to pay such  interest in excess of the  maximum  amount not prohibited  by law and the right to demand the payment of any such excess  shall be and hereby is waived. This provision shall control any other provision of the
Contract,  this Mortgage or such other  instrument.  If any such excess interest shall  have  been paid by  Borrower,  it shall  automatically  be  treated  as a permitted  additional  prepayment of principal,  but no premium for such payment shall be charged to Borrower.

               1.7  Security  Agreement.  This Mortgage,  in addition to being a lien on the  Mortgaged  Property,  is also a security  agreement  by and between
Borrower,  as debtor, and Lender, as secured party, with respect to that portion of the Mortgaged  Property which is subject to the Uniform  Commercial Code, and this Mortgage  creates and grants to Lender a lien and security  interest in all such  property  until the  obligations  hereunder  and the Contract are paid and performed in full.  Borrower hereby grants to Lender a security  interest in all such property as security for the payment and  performance of said  obligations.
Upon the  occurrence  of any Event of Default,  Lender shall have all the rights and remedies of a secured party under the Uniform  Commercial Code and any other applicable  laws. This Mortgage will also  constitute a Uniform  Commercial Code financing statement for purposes of perfecting Lender's interest in the personal property and fixtures described herein.

               1.8  Transfer or Further  Encumbrance of Mortgaged  Property.  If
Borrower sells,  assigns,  conveys,  transfers or otherwise alienates or further mortgages or encumbers  the  Mortgaged  Property or any part thereof or interest therein,  whether legal or equitable,  and whether  voluntarily or involuntarily
(by  foreclosure  or  otherwise)  or by operation  of law,  without in each such instance  obtaining  the prior written  consent of Lender (which  consent may be withheld  for  any  reason),  Lender  may,  at  its  option,  declare  the  Debt immediately due and payable.

               1.9  Legal  Status  of   Borrower.   Prior  to  the  maturity  or
satisfaction  of the Debt,  Borrower will not merge or consolidate  with or into another  corporation or entity, make any change in its Articles of Incorporation or operating agreement,  dissolve its corporate status, or in any way distribute or liquidate its assets.

               1.10 Waiver of Redemption.  In the event of a default by Borrower in the  performance  of the  obligations  imposed  upon it by the  terms of this
Mortgage or any other instrument  securing the Debt, neither Borrower nor anyone claiming  through  or  under  it  shall  or will  set up,  claim or seek to take advantage of any stay,  extension or redemption  laws or  redemption  periods or grace  periods  (except as provided  for herein) now or  hereafter  in force and affecting  the  Mortgaged  Property  in order to prevent or hinder  enforcement, foreclosure,  sale, confirmation of sale or conveyance of the Mortgaged Property upon  foreclosure  or the final  and  absolute  putting  in  possession  thereof immediately  after any such sale of the  purchaser or  purchasers  thereat,  and
Borrower, for itself and its successors in title, to the full extent that it may lawfully do so for itself and its successors in title, hereby waives the benefit of all such laws.

                                    ARTICLE 2

                              DEFEASANCE - DEFAULTS

               Borrower covenants and agrees as follows:

               2.1  Defeasance.  If the Debt and  interest  thereon be paid when due and the  covenants and  agreements  in the  Contract,  this Mortgage and all other instruments securing the payment thereof be faithfully kept and performed, then these presents  shall be null and void and the Mortgaged  Property shall be released from the lien hereof at the cost of Borrower.

               2.2  Defaults.  If any  one or more of the  following  events  of default (each an "Event of Default") shall occur:

                    (a) if default  shall be made in the  payment of  principal, interest  or  premium,  if any,  on the Debt or any  payment  required pursuant to paragraph 1.6 of this Mortgage, when and as the same shall become due and payable,  or in any other payment on the Debt, when and as the same shall  become due and  payable,  whether at  maturity,  by acceleration  or as a part of any  prepayment or otherwise,  as in the
          Contract or this Mortgage  provided,  and the same is not cured within
          10 days after written notice from Lender; or

                    (b) if  default  shall  be  made in the  due  observance  or performance of any covenant or agreement contained in this Mortgage or in the Contract;  provided, as to non-monetary defaults,  such default is not cured  within  thirty (30) days  written  notice from Lender to
          Borrower; or

                    (c) if  default  shall  be  made in the  due  observance  or performance  of any  covenant,  condition  or  agreement  of  Borrower contained in any other instrument securing the Debt or in any document evidencing or securing any indebtedness of Borrower to Lender; or

                    (d) if a receiver,  trustee or liquidator  (or other similar official)  of  Borrower  or of the  Mortgaged  Property or any portion thereof,  shall be  appointed in any  proceeding  or by any federal or state  officer  or agency and shall not be  discharged  within 90 days
          after  such   appointment   or  if  Borrower  shall  consent  to  such
          appointment; or

                    (e) if Borrower  shall file a petition in  bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Act or any similar federal or state law, now or hereafter in effect, or shall make an assignment  for the benefit of its creditors or shall admit in writing its  inability to pay its debts  generally as they become due, or shall be dissolved,  or shall suspend payment of its obligations or shall take any action in furtherance of any of the foregoing;  or if a petition or an answer shall be filed  proposing  the  adjudication  of
          Borrower as a bankrupt or its  reorganization or for arrangement under the  Bankruptcy  Act or any  similar  federal  or  state  law,  now or hereafter  in effect,  and (i) such party shall  consent to the filing thereof,  or (ii) such  petition or answer shall not be  discharged or denied within ninety (90) days after the filing thereof; or

                    (f) if final  judgment  for the  payment  of money  shall be rendered  against Borrower and such party shall not discharge the same or provide for its discharge in accordance with its terms or procure a stay of  execution  thereon  within  the period  following  such final judgment and prior to the  execution  thereon,  or such longer  period during which  execution on such  judgment  shall have been stayed,  or appeal from such judgment or from the order, decree or process upon or pursuant to which such  judgment  shall have been  granted,  passed or entered  and cause the  execution  thereof  to be stayed  during  such appeal, and if on appeal such judgment, order, decree or process shall be  affirmed  and such party  shall not  discharge  such  judgment  or provide for its discharge in  accordance  with its terms within ninety
          (90) days after the entry of the order or decree of affirmance; or

                    (g) Any  failure to comply  with the terms of or any default under the Construction  Financing by Borrower, or any amendment to the
          Construction  Financing  agreed upon by Borrower  which  increases the principal  indebtedness or interest rate thereunder,  or adds security thereto beyond the Mortgaged Property.

then,  and in every such case,  this Mortgage shall stay in force and during the continuance of any such Event of Default:

                    (1) Lender may declare the entire  principal of the Debt (if not then due and payable) and all accrued and unpaid interest  thereon
          (and premium, if any), to be due and payable immediately, and upon any such declaration the principal of the Debt and said accrued and unpaid interest (and premium, if any) shall become and be immediately due and payable,  anything in the Contract or in this Mortgage to the contrary notwithstanding;

                    (2) Lender shall be entitled to foreclose this Mortgage as a mortgage  and shall be entitled  to a judgment  for a sum equal to the
          Debt  and any  additional  sums  paid  by  virtue  of  this  Mortgage, including all costs and expenses of enforcing the same and  reasonable attorneys' fees, to the extent permitted by law, and shall be entitled to a decree for the sale of the Mortgaged  Property in satisfaction of said judgment  foreclosing  all of the rights and equities of Borrower in and to the  Mortgaged  Property,  as well as all  persons  claiming under them and at which sale appraisement of the Mortgaged Property is hereby expressly waived by Borrower;

                    (3) Lender  shall  continue to have the  optional  rights to exercise any or all other powers,  rights and remedies given Lender by this  Mortgage  and the  repayment  of all such  funds  with  interest thereon as hereinabove provided shall be secured by this Mortgage;

                    (4)  Lender  shall have all the  rights  and  remedies  of a secured party under the Uniform Commercial Code; and

                    (5) Lender  shall have,  in addition to the  foregoing,  all rights and remedies  given by law and equity,  including  the right to have a receiver appointed for the Mortgaged Property.

               No remedy granted or conferred by this Mortgage is intended to be exclusive  of any other  remedy or remedies  and each and every  remedy shall be cumulative  and shall be in addition to every remedy  given  hereunder or now or hereafter  existing at law or in equity or by  statute.  No delay or omission of
Lender to exercise any right or power accruing upon any default shall impair any such right or power or shall be  construed to be a waiver of any such default or any  acquiescence  therein  and  every  right,  power and  remedy  given by this
Mortgage or now or  hereafter  existing at law or in equity or by statute may be exercised from time to time and as often as may be deemed expedient by Lender.

                                    ARTICLE 3

                                  MISCELLANEOUS

               Borrower covenants and agrees as follows:

               3.1  No Waiver of Provisions. No failure by Lender to insist upon the strict  performance  of any covenant,  agreement,  term or condition of this
Mortgage or to exercise any right or remedy  consequent  upon a breach  thereof, and no acceptance of full or partial  payment on the Debt during the continuance of any such  breach,  shall  constitute  a waiver of any such  breach or of such covenant,  agreement,  term  or  condition.  No  covenant,  agreement,  term  or condition of this Mortgage to be performed or complied with by Borrower,  and no breach  thereof,  shall be waived,  altered or modified  except by an instrument executed by Lender. No waiver of any breach shall affect or alter this Mortgage, but each and every  covenant,  agreement,  term and  condition of this  Mortgage shall  continue in full force and effect with respect to any other then existing or subsequent breach hereof.

               3.2  Extensions.  That any  extension  of the time for payment of the indebtedness secured hereby,  release of security or any modification of the instrument or instruments evidencing the indebtedness secured hereby, granted to any  future  owner of the  Mortgaged  Property  or to any other  party or entity liable in any capacity for such indebtedness,  shall not relieve Borrower or any other such party or entity from liability to pay said  indebtedness  nor release
Borrower or any such party or entity liable for such  indebtedness  with respect thereto and  Borrower  does hereby  waive  presentment  and demand for  payment, notice of nonpayment and notice of protest.

               3.3  Powers not  Exhausted.  No right or power given to Lender by this  instrument  shall be  exhausted  by the  exercise  thereof  on one or more occasions,  but the same shall be a continuing  right or power during the entire term of this Mortgage and may be exercised from time to time in accordance  with the provisions of this instrument.

               3.4  Covenants  Run  with  Land.  The  covenants  and  agreements hereinabove  contained  shall run with the land and shall  bind and inure to the
benefit   of   the   respective   heirs,   executors,    administrators,   legal
representatives,  successors and assigns of the parties hereto, but neither this
Section  3.4  nor  Section  3.6 of  this  Article  III  shall  be  construed  as constituting Lender's consent to any assignment, conveyance or other transfer by
Borrower of its interest in the Mortgaged Property.

               3.5  Subrogation.  Lender,  before  a  sale  hereunder,  and  the purchaser at the sale  hereunder,  shall be  subrogated to the lien of any prior encumbrance or vendor's lien, if any, on the Mortgaged  Property paid out of the money secured by this  Mortgage,  whether or not such prior lien or  encumbrance has been released of record.

               3.6  Successors and Assigns, Etc. Whenever the singular or plural number, or masculine, feminine or neuter gender is used herein, it shall equally include the other,  and every  mention of Lender or Borrower  shall  include the heirs, executors, legal representatives,  administrators, successors and assigns of the party so designated.  The term  "Mortgage"  shall include all amendments, modifications and supplements thereto.

               3.7  Invalid  Provisions to Affect No Others.  In case any one or more  of the  covenants,  agreements,  terms  or  provisions  contained  in this
Mortgage or in the Contract shall be invalid,  illegal or  unenforceable  in any
respect,  the  validity  of  the  remaining  covenants,   agreements,  terms  or
provisions  contained  herein and in the Contract  shall be in no way  affected, prejudiced, limited or impaired thereby.

               3.8  Notice.  All notices to be given  pursuant to this  Mortgage shall be  sufficient  if mailed  postage  prepaid,  United  States  certified or registered mail, return receipt requested,  to the above-described  addresses of the  parties  hereto,  or to such  other  addresses  as a party may  request  in writing. Any notice given hereunder shall be deemed to have been received on the date such notice is deposited in the mail as aforesaid.

               3.9  Headings.  The headings of the subdivisions of this Mortgage are for  convenience of reference  only, are not to be considered a part hereof, and  shall  not  limit  or  otherwise  affect  any of the  terms  hereof  or the interpretation hereof.

               3.10 Governing Law. This Mortgage is to be construed and enforced according to and governed by the laws of the State of Kansas.

               3.11 Time of Essence.  With respect to all obligations under this
Mortgage, time is of the essence.

             [The remainder of this page intentionally left blank.]

               IN WITNESS  WHEREOF,  Borrower has executed  these presents as of the day and year first above written.

                                       ROSE CONSTRUCTION COMPANY

                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                                       10

STATE OF _____________     )
                           )  SS.
COUNTY OF ___________      )

         On this _____ day of  _____________,  2005, before me, a Notary Public, in and for  said  County  and  State,  personally  appeared  __________________,
_________________ of Rose Construction  Company, a Kansas corporation,  known to me to be the person who executed the within instrument, and that he executed the same as his free act and deed.

                                       _________________________________________
                                                 (Signature of notarial officer)

                                       _________________________________________
                                                                Title (and Rank)

(Seal, if any)

My appointment expires:

_______________________

                                       11

                                   EXHIBIT A

                                LEGAL DESCRIPTION

Lot 11, Kansas City Road Business Park, a subdivision in Olathe, Johnson County,
Kansas

                                       12